Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Benchmark Technology Corporation on Form S-8 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-KSB of Benchmark Technology Corporation for the year ended December 31, 2001.

We also consent to the incorporation by reference of our report dated August 16, 2002 relating to the financial statements of International Glass Protection, Inc., which appear in form 8K/A filed on September 13, 2002.

We also consent to the reference to our firm under the caption "Experts".


/s/ MERDINGER, FRUCHTER, ROSEN, & COMPANY, P.C., Certified Public Accountants
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    MERDINGER, FRUCHTER, ROSEN, & COMPANY, P.C., Certified Public Accountants



New York, New York
September 27, 2002